SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2005

Collegiate Funding Services, Inc.

(Exact name of Registrant as Specified in Charter)

Delaware	000-50846	04-3649118
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

10304 Spotsylvania Avenue
Suite 100
Fredericksburg, Virginia 22408
(Address of principal executive offices)

Registrant’s telephone number, including area of service (540) 374-1600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement

On April 26, 2005, based on a recommendation from the Compensation Committee of Collegiate Funding Services, Inc. (the “Company”), the Board of Directors of the Company approved an amendment to the employment agreement of J. Barry Morrow, Chief Executive Officer and President and to the employment agreements the Company’s four most highly compensated executive officers (the “Named Executive Officers”): John R. Elam, Executive Vice President-Operations and Information Technology; Kevin A. Landgraver, Executive Vice President and Chief Financial Officer; W. Clark McGhee, Executive Vice President-Marketing; and John A. Reeves, Executive Vice President-Government Relations. The amendment provides that, with respect to stock options granted and shares of restricted stock issued to Mr. Morrow and the Named Executive Officers under the Company’s amended and restated stock incentive plan (the “Plan”), upon a change of control, the stock options shall immediately vest and restrictions on the shares of restricted stock shall immediately lapse.

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(c)(1)	On April 26, 2005, John A. Reeves, Executive Vice President-Government Relations of the Company was elected to the additional position of Chief Operating Officer of the Company, effective April 26, 2005.

(2)	The information required to be set forth with respect to Mr. Reeves is incorporated by reference herein to the Company’s Proxy Statement filed pursuant to Section 14 (a) of the Securities Exchange Act of 1934, on April 15, 2005.

(3)	The information required to be set forth with respect to Mr. Reeves is incorporated by reference herein to the information under the heading “Employment Agreements” in the Company’s Proxy Statement filed pursuant to Section 14 (a) of the Securities Exchange Act of 1934, on April 15, 2005.

Signature

Pursuant to the requirements of the Securities Exchange Act of l934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COLLEGIATE FUNDING SERVICES, INC. (Registrant)

Date: April 29, 2005	By:	/s/ Kevin A. Landgraver

		Name:	Kevin A. Landgraver
		Title:	Chief Financial Officer and Executive Vice President